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                                                                   EXHIBIT 10.2

                                                                 EXECUTION COPY

                               "Special" Option

         AHC I Acquisition Corp.
         120 East 56th Street
         New York, New York 10022


         June 17, 1998


Roger L. Barnett
120 East 56th Street
New York, New York  10022

                      Re: Grant of Incentive Stock Option


Dear Mr. Barnett:

                  The Board of Directors of AHC I Acquisition Corp. (the "Company") has authorized and approved the 1998 Stock Option Plan (the "Plan"), which has been submitted to the stockholders of the Company for their approval. The Plan provides for the grant of options to certain key employees and directors of the Company and any parent and subsidiary corporations of the Company. Pursuant to the Plan, the Compensation Committee of the Board of Directors of the Company (the "Committee") has approved the grant to you of an option to purchase shares of Common Stock, par value $.01 per share, of the Company (the "Shares") on the terms and subject to the conditions set forth in the Plan and in this grant letter; provided that if the Plan is not approved by the stockholders of the Company, this grant letter shall nevertheless be effective as of the date hereof as a stand-alone option, subject to the terms and conditions set forth herein and the terms and conditions of the Plan, which are hereby incorporated by reference into this grant letter for purposes of this proviso. A copy of the Plan is annexed hereto as Exhibit A and shall be deemed a part hereof as if fully set forth herein. Unless the context otherwise requires, all terms defined in the Plan shall have the same meanings when used herein. The Shares purchasable pursuant to this Option are subject to restrictions set forth in the Stockholders Agreement (as defined in Paragraph 8 hereof). Such Shares may be required to be surrendered to the Company under certain circumstances described in the Stockholders Agreement.

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                  1. Grant of Option. The Company hereby grants to you, as a matter of separate inducement and not in lieu of any salary or other compensation for your services, the right and option (the "Option") to purchase, in accordance with the terms and conditions set forth in the Plan, but subject to the limitations set forth herein and in the Plan, an aggregate of 16,250 Shares of the Company (the "Total Shares") at a price of $1.00 per Share, such option price being, in the judgment of the Committee, not less than one hundred percent (100%) of the fair market value of such Share at the date hereof. Except to the extent that in a given year the Option vests with respect to Shares having a value greater than $100,000 (computed as of the date of grant), the Option is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, but it is specifically understood that no warranty is made to you as to such qualification.

                  2. Vesting of Option.

                  a. Time Vesting. Subject to the provisions and limitations set forth herein and in the Plan, this Option may be exercised by you during a period commencing on June 30, 1999 as follows:

                           i) this Option may not be exercised by you during
the period commencing on the date hereof and ending on June 29, 1999;

                           ii) up to 5,417 Shares (i.e., one-third of the Total
Shares) may be purchased by you on or after June 30, 1999;

                           iii) up to an additional 5,417 Shares (i.e.,
one-third of the Total Shares) may be purchased by you on or after June 30, 2000; and

                           iv) the balance of the Total Shares may be purchased
by you on or after June 30, 2001.

                  b. Change of Control. For purposes hereof, a "Change In Control" of the Company occurs if: (a) any "Person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended ("Exchange Act")), other than (i) DLJ Merchant Banking II, Inc. or any of its affiliates or any combination thereof (collectively, the "DLJ Entities"), (ii) Roger L. Barnett or any of his affiliates or any combination thereof (collectively, the "Barnett Parties"), or (iii) any combination of the DLJ Entities and the Barnett Parties, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total combined voting power of all classes of capital stock of the Company normally entitled to vote for the election of directors of the Company; or (b) the Board of Directors shall approve a sale of all or substantially all of the assets of the Company, in one transaction or a series of related transactions, other than to an entity owned or controlled by the


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DLJ Entities or the Barnett Parties or any combination thereof.

                  Upon a Change In Control, each Option may, at the discretion of the Committee, be terminated within a specified number of days after notice to the holder of such Option, in which case each such holder will receive, in respect of each Share for which such Option then is exercisable, an amount equal to the excess of the then fair market value of such Share over the exercise price per Share, payable in the same consideration received by the stockholders of the Company upon the closing of such transaction.

                  To the extent not previously exercised or exercisable, upon a Change In Control, this Option shall immediately become exercisable to purchase 16,250 Shares of the Company (i.e., 100% of the Total Shares).

                  c. Maximum Limitation. Notwithstanding anything to the contrary set forth herein but subject to Section 11 of the Plan, in no event shall this Option become exercisable for more than 16,250 Shares (i.e., 100% of the Total Shares) in the aggregate.

                  3. Termination of Option. The unexercised portion of the Option granted herein will automatically and without notice terminate and become null and void upon the earliest to occur of the following:

                  a. the expiration of ten (10) years from the date of grant of this Option;

                  b. the date of termination of your employment if your employment (i) is terminated by you or (ii) is terminated by the Company or subsidiary corporation of the Company for cause (as defined in the Plan);

                  c. the expiration of 30 days from the date of termination by the Company or its subsidiaries of your employment other than for cause (as defined in the Plan), except that this Option will be exercisable during such 30-day period only to the extent that it would have been exercisable immediately prior to the termination of your employment;

                  d. the expiration of 6 months after the termination of your employment by reason of your disability (as defined in the Plan), except that this Option will be exercisable during such 6-month period only to the extent that it would have been exercisable immediately prior to the termination of your employment; or

                  e. the expiration of one (1) year after your death if your death occurs during your employment or during the six (6) month or thirty (30) day period, as the case may be, specified in clauses (c) and/or (d) above, except that this Option will be exercisable during such 1-year period only to the extent that it would have been exercisable immediately prior to your death;

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provided, however, that none of the events described above shall extend the period of exercisability of this Option beyond the day immediately preceding the tenth anniversary of the date hereof.

                  4. Non-transferability of Option. This Option is not transferable by you otherwise than by will or the laws of descent and distribution, and is exercisable, during your lifetime, only by you. This Option may not be assigned, transferred (except by will or the laws of descent and distribution), pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar proceeding. Any attempted assignment, transfer, pledge, hypothecation or other disposition of this Option contrary to the provisions hereof, and the levy of any attachment or similar proceeding upon the Option, shall be null and void and without effect.

                  5. Exercise of Option.

                  a. Purchase of Shares. Any exercise of this Option shall be in writing addressed to the Secretary of the Company at the principal place of business of the Company, shall be substantially in the form attached hereto as Exhibit B and shall be accompanied by (i) a certified or bank cashier's check to the order of the Company in an amount equal to, or (ii) to the extent permitted by applicable law, shares of common stock, par value $.01 per share, of the Company (in proper form for transfer and accompanied by all requisite stock transfer tax stamps or cash in lieu thereof) owned by you having a fair market value (as defined in the Plan) as of the date immediately prior to the exercise of the Option equal to, the full amount of the purchase price of the Shares so purchased.

                  b. Legends. If the Company, in its sole discretion, shall determine that it is necessary, to comply with applicable securities laws, the certificate or certificates representing the Shares purchased pursuant to the exercise of this Option shall bear an appropriate legend in form and substance, as determined by the Company, giving notice of applicable restrictions on transfer under or in respect of such laws. Further, you hereby acknowledge that the Company may endorse a legend upon the certificate evidencing the Shares as the Company, in its sole discretion, determines to be necessary and appropriate to implement the terms of the Plan.

                  c. Investment Intent. You hereby covenant and agree with the Company that if, at the time of exercise of this Option, there does not exist a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Act"), which Registration Statement shall have become effective and shall include a prospectus which is current with respect to the Shares subject to this Option (i) that you will represent that you are purchasing the Shares for your own account and not with a view to the resale or distribution thereof and (ii) that any subsequent offer for sale or sale of any such Shares shall be made either pursuant to (x) a


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Registration Statement on an appropriate form under the Act, which Registration
Statement shall have become effective and shall be current with respect to the shares being offered and sold, or (y) a specific exemption from the registration requirements of the Act, but in claiming such exemption, you shall, if requested by the Company, prior to any offer for sale or sale of such Shares, obtain a favorable written opinion from counsel for or approved by the Company as to the applicability of such exemption.

                  6. Withholding Taxes. As provided in the Plan, the Company may withhold or cause to be withheld from sums due or to become due to you from the Company or a subsidiary corporation or affiliate thereof an amount necessary to satisfy its obligation (if any) to withhold taxes incurred by reason of the exercise of this Option or the disposition of Shares acquired hereunder, or may require you to reimburse the Company in such amount and may make such reimbursement a condition to the delivery of the Shares pursuant to the exercise of this Option.

                  7. Agreement Subject to the Plan. You and the Company agree that this agreement is subject to, and that you and the Company will both be bound by, all terms, conditions, limitations and restrictions contained in the Plan, which shall be controlling in the event of any conflicting or inconsistent provisions.

                  8. Stockholders Agreement. It is a condition to the effectiveness of this Option and the obligation of the Company to issue any Shares hereunder that you shall have executed, on or prior to the date hereof, the Stockholders Agreement, dated as of December 15, 1997, as amended, by and among the Company and the stockholders named therein, and it is hereby acknowledged that you have executed such Stockholders Agreement.

                  Please indicate your acceptance of all the terms and conditions of this Option and the Plan by signing and returning a copy of this letter.

                                        Very truly yours,

                                        AHC I ACQUISITION CORP.


                                        By:
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              David M. Wittels,
              Vice President

ACCEPTED:


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Signature of Employee


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Name of Employee - Please Print

Date:             , 1998
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         Exhibit A

         1998 Employee Stock Option Plan








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         Exhibit B

         Exercise Letter

                                                                       [Date]

AHC I Acquisition Corp.
120 East 56th Street
New York, New York  10022

Attention:  Corporate Secretary

         Re:      Special Incentive Stock Option
                  Under the 1998 Stock Option Plan

Dear Sir:

                  I am the holder of a Special Option granted to me under the above-referenced Plan by AHC I Acquisition Corp. (the "Company") on _______, 199_ to purchase ____________ shares of Common Stock of the Company ("Shares") at a price of $________ per share. I hereby exercise that option with respect to ___________ Shares, the total purchase price for which is $____________.

                  On _______________ [a business day not more than 15 days from the date of this letter], I will present [a certified check payable to the order of the Company in the amount of $_____________] [shares of common stock, par value $.01 per share, of the Company (in proper form for transfer and accompanied by all requisite stock transfer tax stamps or cash in lieu thereof) owned by me with a fair market value (as defined in the Plan)] representing the total purchase price for the Shares. The certificate or certificates representing the Shares should be registered in my name and upon the presentation of that check][such shares of common stock], the Shares should be [delivered to me] [forwarded to me at the address indicated below].

                  I hereby agree to pay the full amount of all withholding taxes which the Company or any subsidiary or parent corporation is required to withhold in connection with the exercise of this option or the disposition of Shares acquired hereunder and further authorize the Company, or the subsidiary or parent corporation, to withhold from any cash compensation paid to me or in my behalf an amount sufficient to discharge the federal, state or local income, employment or excise tax withholding obligation to which the Company, or the subsidiary or parent corporation, becomes subject by reason of the exercise of this option, but only to the extent I shall not have paid such amount to the Company or any parent or subsidiary corporation. I agree that the corporation by which I am employed may, in its discretion, hold the stock certificate to which I




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become entitled upon exercise of this option, as security for the payment of the aforementioned withholding tax liability, until cash sufficient to pay that liability has been accumulated.

                  Please acknowledge receipt of the exercise of my stock option on the attached copy of this letter.

                                             Very truly yours,


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                                             Signature


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                                             Please Print Name


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                                             Address


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                                             Social Security Number

RECEIPT ACKNOWLEDGED:
AHC I ACQUISITION CORP.


By:
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Name:
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Title:
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